                           SCHEDULE 14A INFORMATION

  Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                                     1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]Preliminary Proxy Statement            [_]Confidential, For Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e) (2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                            Iroquois Bancorp, Inc.
             -----------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Marianne R. O'Connor
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies:

    ------------------------------------------------------------------------
  (2) Aggregate number of securities to which transaction applies:

    ------------------------------------------------------------------------
  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined):

    ------------------------------------------------------------------------
  (4) Proposed maximum aggregate value of transaction:

    ------------------------------------------------------------------------
  (5) Total fee paid:

    ------------------------------------------------------------------------

[_]Fee paid previously with preliminary materials:

    ------------------------------------------------------------------------

[_] Check box if any part of the fee as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount Previously Paid:

    ------------------------------------------------------------------------
  (2) Form, Schedule or Registration Statement No.:

    ------------------------------------------------------------------------
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    ------------------------------------------------------------------------
  (4) Date Filed:

    ------------------------------------------------------------------------

                            IROQUOIS BANCORP, INC.
                              115 Genesee Street
                            Auburn, New York 13021
                                (315) 252-9521

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1999

TO THE SHAREHOLDERS OF
 IROQUOIS BANCORP, INC.

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Iroquois Bancorp, Inc. (the "Company"), will be held at the Holiday Inn, 75 North Street, Auburn, New York on Thursday, April 29, 1999 at 10:00 a.m., to consider and vote upon the following matters:

    1. The election of two (2) directors to serve for a term of three (3) years and until their successors have been duly elected and qualified.

    2. The ratification of the appointment of KPMG LLP as independent auditors for the fiscal year ending December 31, 1999.

    3. The transaction of such other business as may properly come before the Meeting or any adjournment thereof.

  The close of business on March 25, 1999 has been fixed as the record date for the determination of shareholders who will be entitled to notice of and to vote at the Annual Meeting.

                                          By Order of the Board of Directors

                                          Kathleen A. Manley, Corporate
                                          Secretary

March 31, 1999

THE BOARD OF DIRECTORS REQUESTS THAT YOU MARK, SIGN, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED.

                            IROQUOIS BANCORP, INC.
                              115 Genesee Street
                            Auburn, New York 13021
                                (315) 252-9521

                               ----------------

                                PROXY STATEMENT

                               ----------------

                        ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 29, 1999

                               ----------------

                      SOLICITATION AND VOTING OF PROXIES

  The enclosed proxy is solicited by the Board of Directors of Iroquois Bancorp, Inc. (the "Company") for use in connection with the Annual Meeting of Shareholders to be held April 29, 1999. The matters to be considered and acted upon at such meeting are referred to in the preceding notice and are more fully discussed below. Only if the enclosed proxy card is properly executed and returned to the Company will the shares represented thereby be voted. If no choices are specified on the returned card, the shares will be voted for each of the persons nominated as director and in favor of management's proposals. The proxy may be revoked by written notice to the Company prior to the meeting or by written notice to the Secretary at the meeting at any time prior to being voted. The first date on which this proxy statement and accompanying proxy are being sent to shareholders is on or about March 31, 1999.

  Proxies may be solicited by mail, personal interview, telephone, or telegraph. Directors, officers, and employees of the Company may solicit proxies by any such method without additional compensation. Costs of all proxy solicitation will be paid by the Company, including reimbursement of brokerage firms and other nominees for expenses of forwarding proxy solicitation material to the beneficial owners for whom they held the shares.

  The common stock of the Company is its only class of voting securities and each share of common stock entitles the holder thereof to one vote on all matters to come before the meeting. The Board of Directors has fixed the close of business on March 25, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. On March 25, 1999, there were 2,426,880 shares of the Company's common stock outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of common stock outstanding and entitled to vote is necessary to constitute a quorum and in the event there are not sufficient votes, the Annual Meeting may be adjourned.

  Directors shall be elected by a plurality of the eligible votes cast and the ratification of the appointment of independent auditors will be determined by a majority of the eligible votes cast. Abstentions, in person or by proxy, shall be counted toward a quorum, but abstentions under New York law are not deemed to be votes cast and therefore abstentions have no effect on the outcome of the vote, which requires either a plurality or majority of the eligible votes cast, depending upon the proposal. Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast.

  All of the items on the agenda for shareholder approval at this Annual Meeting are deemed "discretionary" items upon which brokerage firms may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions within ten days of the Annual Meeting. "Broker non-votes" occur for "non-discretionary" items on which brokers may not vote if beneficial owners have not given instruction by proxy. Broker non-votes, therefore, will not be a factor with respect to any agenda item.

                     STOCK OWNERSHIP OF CERTAIN BENEFICIAL
                             OWNERS AND MANAGMENT

  The table below indicates as of February 1, 1999 the only holders known to the Company to be the beneficial owner of more than 5% of the total 2,409,980 issued and outstanding shares of the Company's common stock.

                                                                     Percent of
                                              Amount and Nature of   Outstanding
               Name and Address             Beneficial Ownership (1)    Stock
               ----------------             ------------------------ -----------
   The Baird Family........................       236,248 (2)           9.46%
    c/o Brian D. Baird
    120 Delaware Avenue
    Buffalo, New York 14202
   lIroquois Bancorp, Inc. Employee
    Stock Ownership Plan...................       204,452 (3)           8.18%
    115 Genesee Street
    Auburn, New York 13021

--------
(1) Except as otherwise noted, such beneficial owner has sole voting and investment power with respect to the stock.
(2) Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.
(3) Such shares are held in trust for the participants in the plan who are the beneficial owners and who direct the voting of their allocated shares in the trust. All unallocated shares in the trust are voted by the independent trustee.

  As of February 1, 1999, no director except Brian Baird and no executive officer of the Company or any subsidiary beneficially owned more than 5% of any class of the Company's outstanding stock. All directors and executive officers as a group (12 persons) beneficially owned 655,739 shares of the Company's common stock, including exercisable options, representing approximately 26.25% of the 2,409,980 outstanding shares of common stock plus 88,500 outstanding exercisable options. Those ownership interests are set forth in the following table.

                                                       Amount and Nature of    Percent Common
          Name                  Positions Held        Beneficial Ownership(1) Stock Outstanding
          ----            --------------------------- ----------------------- -----------------
Joseph P. Ganey.........  Chairman of the Board                67,885(2)             2.72%
Richard D. Callahan.....  President and CEO, Director          72,504(3)             2.90
Brian D. Baird..........  Director                            236,248(4)             9.46
John Bisgrove, Jr.......  Director                              9,709                   *
Peter J. Emerson........  Director                             57,683(5)             2.31
Arthur A. Karpinski.....  Director                             24,295                   *
Henry D. Morehouse......  Director                              8,895                   *
Richard J. Notebaert,
 Jr.....................  Vice President                       25,453(6)             1.02
Marianne R. O'Connor....  Treasurer and CFO                    35,642(7)             1.43
Edward D. Peterson......  Director                              9,367                   *
W. Anthony Shay, Jr.....  Vice President                       12,060(8)                *
Lewis E. Springer, II...  Director                             66,364                2.65
All directors and
 executive officers as a
 group (12 persons).....                                      655,739(9)            26.25

* less than 1%
--------

(1) Except as otherwise noted, each beneficial owner listed has sole voting and investment power with respect to the stock.
(2) Includes 6,179 shares held jointly with spouse.
(3) Includes 800 shares held by spouse, and exercisable options to purchase 59,900 shares of common stock.
(4) Such shares are beneficially owned either directly or as trustees or custodians for other family members or as trustees of the Cameron Baird Foundation. The respective beneficial owners have sole investment and voting power with respect to their shares.
(5) Includes 2,000 shares held by spouse and 36,000 shares held by the F.L. Emerson Foundation, Inc., of which he is a director and as to which he disclaims beneficial ownership.
(6) Includes exercisable options to purchase 8,100 shares of common stock.
(7) Includes 1,821 shares held as custodian for minor children, and exercisable options to purchase 13,300 shares of common stock.
(8) Includes exercisable options to purchase 7,200 shares of common stock.
(9) Includes 29,634 shares held in the ESOP that have not been awarded or allocated and are therefore voted by the ESOP independent trustee and exercisable options to purchase 88,500 shares of common stock.

  During 1998, the Company redeemed all of its issued and outstanding Floating Rate Cumulative Preferred Stock, Series A (the "Series A Preferred Stock") and all of its issued and outstanding Floating Rate Noncumulative Preferred Stock, Series B (the "Series B Preferred Stock", and together with the Series A Preferred Stock, the "Preferred Stock"). According to the terms of the Preferred Stock, all such shares have been canceled and retired, and may not be hereafter reissued. As of February 1, 1999, therefore, there were no such shares issued and outstanding.

     COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

  In accordance with the rules of the Securities and Exchange Commission under
Section 16(a) of the Securities Exchange Act of 1934, as awarded, directors, executive officers, and beneficial owners of 10% or more of the Company's stock must file certain reports of stock ownership and changes of stock ownership. During 1998 Richard D. Callahan, president and chief executive officer of the Company, failed to file one report on a timely basis, resulting in a late filing with respect to two transactions.

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company currently consists of nine (9) directors, a reduction of one director. The Board determined that the needs of the Corporation are being adequately met with nine directors since the vacancy created by the death of former director William Humes in 1998. The Board is divided into a total of three classes, with terms expiring in 1999, 2000 and 2001. At the Annual Meeting, two (2) directors will be elected for a term of office expiring in 2002 and until the election and qualification of their successors.

  It is intended that, if no contrary specification is made, the persons named on the proxy card will vote for the nominees named below. The Board believes that all of the nominees will be available and able to serve as directors, but if for any reason any of these persons should not be available or able to serve, the proxies may exercise discretionary authority to vote for a substitute or substitutes. All nominees for election in 1999 have been previously elected by the shareholders of the Company.

  There is set forth below certain information about the nominees for election to the Board of Directors, as well as about those present directors whose term of office will continue after the meeting. The names of the directors and nominees below represent a full Board of Directors. Except for Brian D. Baird, Henry D. Morehouse and Edward D. Peterson, all present directors and nominees are also serving as directors of the Company's subsidiary, Cayuga Bank (formerly Cayuga Savings Bank). Mr. Morehouse and Mr. Peterson also serve on the Board of Directors of the Company's other subsidiary, The Homestead Savings (FA) ("Homestead Savings"). Pursuant to an arrangement between the Company and Homestead Savings at the time Homestead Savings was acquired, the Company undertook to maintain two positions on its Board of Directors for representation by Homestead Savings. Cayuga Bank and Homestead Savings are currently the only subsidiaries of the Company (also referred to as "member banks").

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL THE NOMINEES FOR ELECTION AS DIRECTORS.

Nominees for Election as Directors for Terms of Office Expiring in 2002:

  ARTHUR A. KARPINSKI, age 70, a director of Cayuga Bank since 1969, is now retired from the practice of periodontics.

  HENRY D. MOREHOUSE, age 69, a director of the Homestead Savings since 1968, is the owner of
Morehouse Appliances, a retail appliance business, where he has been employed since 1942.

Present Directors Whose Terms of Office Expire in 2000:

  BRIAN D. BAIRD, age 48, became a director on July 1, 1990, through an expansion of the Board, and was thereafter elected by the shareholders at the Company's next Annual Meeting. He is an attorney with the law firm of Kavinoky and Cook in Buffalo, New York, where he has practiced law since 1983.

  JOHN BISGROVE, JR., age 59, a director of Cayuga Bank since 1978, is the owner and President of Sunrise Farms with business activity in cattle breeding, horses and related interests.

  RICHARD D. CALLAHAN, age 56, became a director of Iroquois and Cayuga Bank in 1994 after his appointment as Chief Executive Officer and President of both the Company and Cayuga Savings. Prior to joining Iroquois, he was Regional Executive Vice President, Regional President, and Senior Executive Vice President of Operations and Marketing, in that order, for Marine Midland Bank from 1983 to 1993, after 18 years of prior banking experience.

Present Directors Whose Terms of Office Expire in 2001:

  PETER J. EMERSON, age 58, a director of Cayuga Bank since 1971, is a Director of the F.L. Emerson Foundation, Inc., a charitable foundation, where he also served as President until June, 1997.

  JOSEPH P. GANEY, age 75, a director of Cayuga Bank since 1974, was named Chairman of the Board of Cayuga Savings Bank in 1985, and remains as Chairman of the Board of the Company as well. Having served as Chief Executive Officer since 1976, he retired at the end of 1988. Before joining Cayuga Savings Bank as Executive Vice President in 1971, Mr. Ganey had 29 years of banking experience.

  EDWARD D. PETERSON, age 64, a director of the Homestead Savings since 1978, became a director of Iroquois in 1996, having been elected by the board in 1996 to fill the vacancy arising from the retirement of Russel C. Fielding. Mr. Peterson is retired from General Electric Corporation, where he served for 34 years in a number of positions, including Manager of Employee and Community Relations for Aerospace Electronic Systems and the Aerospace Operations Departments.

  LEWIS E. SPRINGER II, age 60, a director of Cayuga Bank since January, 1987, is a director, Senior Vice President and major shareholder of Sawgrass Electronics Group, Inc. of Boca Raton, Florida. Mr. Springer was formerly the President and owner of Creative Electric, Inc. of Auburn, New York and Andersen Laboratories, Inc. of Bloomfield, Connecticut, both of which merged into Sawgrass Electronics. The companies manufacture electronic components for guidance systems and other applications.

  There are no family relationships between any director, executive officer, or any person nominated or chosen by the Board to become a director or executive officer.

Board of Directors Meetings and Committees

  The Board of Directors held 4 regular quarterly meetings during 1998, and all of the directors attended at least 75% of the aggregate of the total number of Board meetings and meetings of committees of the Board on which they served except Mr. Bisgrove, whose absences were excused for good cause. The Board of Directors currently has three standing committees: Executive, Audit, and Nominating/Personnel. The Chairman of the Board is a member ex-officio, with vote, of all committees. The principal responsibilities of the standing committees, the number of meetings held during 1998, and the present committee members are set forth below.

  Executive Committee: The Executive Committee is authorized to exercise the powers of the Board of Directors to take action between regular meetings of the Board. This Committee met 5 times during 1998. The Committee presently consists of 5 appointed members with Mr. Bisgrove as chairperson, Messrs. Baird, Callahan, Emerson, Morehouse and Peterson as appointed members and Mr. Ganey ex-officio.

  Audit Committee: The Audit Committee examines and reviews the accounting, reporting, and financial practices of the Company. The Committee also receives reports of the Company's independent auditors, and reviews and approves all non-audit services performed by the independent auditors. During 1998, the Committee met 3 times. This Committee presently consists of 4 appointed members, with Mr. Morehouse as chairperson, Messrs. Karpinski, Peterson and Springer as appointed members, and Mr. Ganey ex-officio.

  Nominating/Personnel Committee: The Nominating/Personnel Committee reviews the qualifications of candidates for the Board and recommends a slate of nominees for election at the annual meeting of shareholders, as well as considers nominees recommended by shareholders on the same basis as other persons considered provided such names are submitted in sufficient time for the Committee to review the potential candidate's qualifications. The Committee is also responsible for Company policy regarding general management and human resource matters, including compensation. During 1998, this Committee met 4 times. The Committee presently consists of 7 appointed members, with Mr. Springer as chairperson, Messrs. Baird, Bisgrove, Callahan, Emerson, Karpinski and Peterson as appointed members, and Mr. Ganey ex-officio. With the exception of Mr. Callahan, the Nominating/Personnel Committee members serve as the Board's compensation committee and have been designated the Stock Option Committee to administer the Company's 1996 Stock Option Plan.

Director Compensation

  The Company compensates its non-employee directors $1,600 per year in cash for service on the Board of the Company. Directors who reside beyond a 50 mile radius of the Company's principal office also receive reimbursement for travel expenses, and all directors receive a fee of $150 for each committee meeting attended, with the chairperson presiding at each committee meeting receiving $175. Directors who serve on the boards of member bank subsidiaries also receive compensation for such service from the subsidiary in accordance with policy set by its board of directors.

  The Company maintains a Stock Incentive Program to provide financial incentives for directors to increase stock ownership and strengthen their commitment to the Company's success. The Program is also consistent with the Company's policy that requires a minimum level of stock ownership by directors. Under the Program, each director who purchases shares of common stock of the Company may be reimbursed up to $5,000 of the cost of the shares purchased during any year.

Insurance

  As authorized by law and its Bylaws, the Company maintains insurance for itself and subsidiaries to indemnify directors and officers. It has obtained insurance from Executive Risk Indemnity, Inc, of Simsbury, Connecticut insuring the Company and its subsidiaries against any obligation incurred as a result of indemnification of their directors and officers and insuring such persons for liabilities for which they may not be indemnified. This insurance policy has a three-year term expiring November 1, 2000, with coverage of $5,000,000 aggregate annual limitation. As of this date, no sums have been paid under this policy. The current annual premium is $28,440.

                            EXECUTIVE COMPENSATION

Summary Compensation Table

  The table on the following page shows, for the three years ended December 31, 1998, the cash compensation paid to the Company's chief executive officer and other executive officers of the Company who received total compensation in excess of $100,000. As explained in the Report on Executive Compensation below, this compensation is paid by the subsidiary for which each individual also serves in an executive capacity.

                             Annual Compensation          Long Term Compensation
                       -------------------------------- --------------------------
                                                              Awards       Payouts
                                                        ------------------ -------
                                              Other     Restricted
                                              Annual      Stock    Options  LTIP    All Other
      Name and              Salary  Bonus  Compensation   Awards    SARs   Payouts Compensation
 Principal Position    Year   ($)    ($)       ($)         ($)       ($)     ($)       ($)
---------------------  ---- ------- ------ ------------ ---------- ------- ------- ------------
Richard D. Callahan,   1998 223,700 83,284    5,000        --       9,500    --       15,751(1)
 CEO                   1997 211,000 80,412    5,000        --      10,700    --       15,942
                       1996 195,000 43,366    5,000        --      13,900    --       15,630
Richard J. Notebaert,
 Jr.,                  1998 127,000 23,241      --         --       3,500    --       19,684(2)
 Vice President        1997 121,000 32,501    5,000        --       3,200    --       19,387
                       1996 111,000 27,872    5,000        --       4,900    --       16,747
Marianne R. O'Connor,  1998 105,000 28,718    5,000        --       3,000    --       13,811(3)
 CFO                   1997 100,800 31,006    5,000        --       2,800    --       12,334
                       1996  96,000 16,550    3,242        --       4,300    --       11,832
W. Anthony Shay, Jr.,  1998  90,400 18,387    5,000        --       1,700    --       10,727(4)
 Vice President        1997  85,300 19,380    5,000        --       1,300    --        9,113
                       1996  79,000  7,252    5,000        --       2,300    --        8,388

--------
(1)  This amount reflects 3 components:
  (a) $6,290 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary based formula for all employees.
  (b) $4,800 for the employer matching contributions on behalf of this employee for participation in the Company's 401(k) Savings Plan.
  (c) $4,661 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
(2)  This amount reflects 3 components:
  (a) $10,252 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
  (b) $4,785 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
  (c) $4,647 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
(3)  This amount reflects 3 components:
  (a) $5,340 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
  (b) $4,363 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
  (c) $4,108 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.
(4)  This amount reflects 3 components:
  (a) $4,029 for the employer contribution to the Company's money purchase (defined contribution) pension plan in which all eligible employees participate and for which contributions are determined by the same salary-based formula for all employees.
  (b) $3,354 for the employer matching contribution on behalf of this employee for participation in the Company's 401(k) Savings Plan.
  (c) $3,344 for the employer contribution on behalf of this employee to the Company's Employee Stock Ownership Plan.

Option/SAR Grants Table

  During 1998, the Company granted options pursuant to the Company's 1996 Stock Option Plan. The Table below shows the relevant information pertaining to the grant of options during 1998 to executive officers named in the Summary Compensation Table.

                     Option/SAR Grants in Last Fiscal Year

                                                                        Potential Realizable
                                                                          Value at Assumed
                                                                        Annual Rates of Stock
                                                                         Price Appreciation
                           Individual Grants                               for Option Term
                       -------------------------                        ---------------------
         (a)                (b)          (c)         (d)         (e)        (f)        (g)
                                     % of Total
                                    Options/SARs
                       Options/SARs  Granted to  Exercise or
                         Granted    Employees in  Base Price Expiration     5%        10%
        Name                (#)     Fiscal Year     ($/Sh)      Date       ($)        ($)
        ----           ------------ ------------ ----------- ---------- ---------- ----------
Richard D. Callahan,      9,500        40.9%        25.65     1/19/05      100,537    233,030
 CEO
Richard J. Notebaert,     3,500        15.1%        25.65     1/19/05       37,040     85,853
 Jr.,
 Vice President
Marianne R. O'Connor,     3,000        12.9%        25.65     1/19/05       31,749     73,588
 CFO
W. Anthony Shay, Jr.,     1,700         7.3%        25.65     1/19/05       17,991     41,700
 Vice President

Aggregated Option/SAR Exercises and Values

  The Table below shows for all officers named in the Summary Compensation Table above the total number of options exercised during 1998 and unexercised options held as of December 31, 1998.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

            (a)              (b)      (c)            (d)                  (e)
                                                                         Value
                                                 Number of            Unexercised
                           Shares               Unexercised          In-the-Money
                          Acquired            Options/SARs at       Options/SARs at
                             on     Value        FY-End (#)            FY-End ($)
                          Exercise Realized     Exercisable/         Exercisable/
   Name                     (#)      ($)       Unexercisable         Unexercisable
   ----                   -------- -------- -------------------- ---------------------
   Richard D. Callahan,    10,000  171,375  49,200 exercisable   440,220 exercisable
    CEO                                     29,200 unexercisable  40,660 unexercisable
   Richard J. Notebaert,
    Jr.,                     0        0      4,900 exercisable    27,685 exercisable
    Vice President                           6,700 unexercisable  12,160 unexercisable
   Marianne R. O'Connor,     0        0     10,500 exercisable    75,910 exercisable
    CFO                                      5,800 unexercisable  10,640 unexercisable
   W. Anthony Shay, Jr.,     0        0      5,900 exercisable    42,965 exercisable
    Vice President                           3,000 unexercisable   4,940 unexercisable

Employment Contracts

  The Company is a party to employment agreements with the named executive officers shown in the Summary Compensation Table on page 9 and certain officers who do not appear in the Table. These employment agreements are effective for a term of one year, subject to renewal by the Company. Compensation under these agreements remains a primary obligation of the subsidiary for whom the named executive also serves in an executive capacity. The Company may in the future agree to become the primary obligor if the officer's duties for the Company are expanded sufficiently to warrant a change in the primary compensation obligation.

  Mr. Callahan has an employment agreement with both the Company, as President and Chief Executive Officer, and with Cayuga Bank, for which he also serves as President and Chief Executive Officer. Mr. Callahan's employment agreement with the Company and Cayuga Bank fixed annual base compensation for 1999 in the amount of $240,000. Mr. Notebaert has an employment agreement with the Company, as Vice President, and Homestead Savings for which he serves as President and Chief Executive Officer. Mr. Notebaert's agreement provides for 1999 annual compensation in the amount of $134,000.

  These employment agreements with Messrs. Callahan and Notebaert contain a severance provision that allows for a cash payment in the amount of two (2) times the executive's annual base salary plus target annual incentive for the year in which termination occurs and the two years immediately preceding the year of termination, divided by three. The severance provision applies only to termination by the Company or its subsidiary without cause.

  The employment agreements with Messrs. Callahan and Notebaert also contain a provision regarding a change of control of the Company. Under these agreements "change of control" occurs if (i) any "person", including a "group" as determined in accordance with the Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), is or becomes the beneficial owner, directly or indirectly, of securities of Iroquois representing 20% or more of the combined voting power of the then outstanding securities of Iroquois; (ii) as a result of, or in connection with, any tender offer or exchange offer, merger or other business combination (a

"Transaction"), the persons who were directors of Iroquois before the Transaction shall cease to constitute a majority of the board of directors of Iroquois or any successor of Iroquois, (iii) Iroquois is merged or consolidated with another corporation and as a result of the merger or consolidation less than 80% of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former shareholders of Iroquois, other than (A) affiliates within the meaning of the Exchange Act, or (B) any party to the merger or consolidation; (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of Iroquois representing 20% or more of the combined voting power of Iroquois' then outstanding voting securities; or (v) Iroquois transfers substantially all of its assets to another corporation which is not controlled by Iroquois. If employment is terminated for any reason within 24 months following a change of control, the executive will receive a lump-sum cash payment of 2.99 times base salary and the average annual incentive.

  Ms. O'Connor's employment agreement with the Company and Cayuga Bank, where she also serves as Treasurer and Chief Financial Officer, provides for 1999 annual compensation in the amount of $108,300. Mr. Shay's employment agreement with the Company and Cayuga Bank, where he also serves as Vice President of Operations, provides for 1999 annual compensation in the amount of $96,700. The employment agreement with Ms. O'Connor, Mr. Shay and other officers (except as described above) contain a severance provision that allows for a cash payment in the amount of the officer's annual base salary plus target annual incentive for the year in which termination occurs and the two years immediately preceding the year of termination, divided by three. The severance provision applies only to termination by the Company or its subsidiary without cause. These employment agreements also contain a provision regarding a change of control of the Company (as defined above). If the officer's employment is
(i) terminated involuntarily for any reason other than death, disability, or just cause or constructively terminated for good reason during the 24-month period following a change of control, or, (ii) terminated voluntarily by the executive during the 30-day period beginning on the first anniversary of the change of control, the officer will receive a lump-sum cash payment of 2.99 times base salary and the average annual incentive.

Compensation Committee Interlocks and Insider Participation

  Joseph P. Ganey, Chairman of the Board of Directors of the Company and a member of its Compensation Committee, served as Acting President and Chief Executive Officer from the time that office became vacant in November, 1993 through May, 1994, when Richard D. Callahan was appointed. Mr. Ganey also served as President and Chief Executive Officer of Cayuga Savings Bank, as predecessor to the Company from 1976 through 1988, when he retired from active employment.

                       Report on Executive Compensation

OVERALL COMPENSATION POLICY

  The Company's executive compensation strategy was developed to place greater emphasis on the incentive and equity components of compensation and to minimize the base salary aspect of compensation. This policy, which was introduced in 1996, continues to serve the Company's objectives because it recognizes that the chief executive officer (CEO) and other executive officers should, as all employees, have both appropriate financial rewards and incentives to encourage long term commitment and high quality performance. The policy also enables continued development and improvement of Company-wide compensation procedures and programs to assure reasonable consistency among the various entities within the Iroquois family. The policy relies primarily on an executive compensation strategy designed to further the Company's specific business objectives without sacrificing consideration of current market data relating to compensation levels for executives at comparable companies. The four key elements of Iroquois executive compensation are:

  . Base salary levels that are targeted below the relevant comparable market to emphasize the pay for performance strategy and to preserve effective management of fixed costs.

  . A strong annual incentive compensation component that (a) is designed to reward only above-market target performance levels to account for adverse impact of economic factors on community banks, (b) emphasizes rewards for performance that exceeds the higher level quantitative targets of financial and operational results to assure a sufficiently challenging incentive program, and (c) minimizes awards for executive performance which only meets plan targets.

  . Equity compensation to align executives' interests with shareholder values.

  . Benefits tied to market for comparable positions in comparable companies in the same industry group.

  When these four elements are integrated into the Company's compensation programs, the result is an effective strategy that has the following characteristics:

  . Balanced reinforcement of management performance to meet both short term and long term Company objectives.

  . Total executive compensation within industry ranges for comparably sized companies to ensure compensation remains competitive in the relevant market yet recognizes the particular needs and conditions of the Company.

  The Company continues to believe that its approach to total compensation for executives, by emphasizing the incentive compensation component, will attract, retain, and motivate executives and will promote results for shareholders. The following sections summarize the analysis and recommendations of the Company's Compensation Committee for executive compensation during 1998.

BASE SALARY

  Executive Officers Compensation. The determination of base salary for executive officers relies on three components: market information, performance and relevant experience. In accordance with the Company's compensation strategy, information from the Company's independent consultant on the ranges of salaries for executive officers at companies of similar size in the same industry group were reduced by 10% to establish a below market base salary range for executive officers. Each individual executive officer was then evaluated based upon performance and experience and base salary compensation was awarded within the established range. Base salaries for executive officers were established in this manner by the chief executive officer or the appropriate member bank Board. The Committee then reviewed the analysis and base salary recommendations and determined it would continue to differentiate executives from the nonexecutive levels of management, for which the reduction below market is only 5% to place even greater emphasis on incentive compensation for that group.

  CEO Compensation. Mr. Callahan's base salary was determined directly by the Committee based upon the market information and performance criteria method that was applied to all executive officers as described above. A base salary range was derived from specific market information on chief executive officer salaries at companies comparable within the financial services industry and with similar asset size to Iroquois. Mr. Callahan's base salary was then fixed within that range, taking into consideration his performance during the previous year.

ANNUAL INCENTIVE COMPENSATION

  Executive Officers Compensation. Annual incentive compensation during 1998 was used to reward executives upon achievement of key operating and financial results. The Company's 1998 incentive awards were made to executives for the achievement of both their subsidiary bank and individual performance goals, where the weight allocated between the performance achieved for those two elements varied, with greater weight attached to overall bank performance for higher levels of responsibility. Overall bank performance was determined according to net income. Under the Annual Management Incentive Plan, the executives were awarded for performance within a range of 19% to 37% of base salary based on the level of achievement of the established performance goals. Targeted incentive award percentages under the Annual Management Incentive Plan were established based on market information provided by the Company's independent consultant for companies of similar size and in the same industry group.

  Incentive compensation once again played a critical role in the Company's effort to reinforce the pay for performance goal by placing a portion of the executive's compensation for the year at risk if either Company or individual performance goals were not achieved.

  CEO Compensation. Annual incentive compensation was awarded to Mr. Callahan during 1998 under the Company's Annual Management Incentive Plan described above based upon his individual performance and the performance of Cayuga Bank, for which he also serves as Chief Executive Officer. The Committee determined that no additional incentive compensation was necessary for holding company responsibilities independent of the subsidiary, which comprises the Company's primary asset and operations. This determination is consistent with the Company's compensation philosophy that compensation be paid and primary performance be measured at the operating subsidiary level until the size and complexity of the holding company indicates a change is appropriate.

EQUITY BASED INCENTIVE COMPENSATION

  Equity based compensation was once again utilized in 1998 to provide balance to the short term pay for performance strategy. Awards for 1998 were granted in the form of stock options under the Company's 1996 Stock Option Plan. Options were awarded to top management as determined by the Stock Option Committee in accordance with the terms of the 1996 Stock Option Plan. The option award allocations made in 1998 were based on each executive's level within the Company as well as the return on equity (ROE) of the Company attained for 1997. The factor used as the multiple was derived from market level long-term incentive opportunities within similar sized financial institutions. Options granted in 1998 vest after two years and expire if not exercised within their term of seven years.

  The Company believes this component of compensation is essential to reinforce the Company's long-term goal of increasing shareholder value, and has been successful because equity interests align executives' interests more closely with those of the shareholders.

    Iroquois Bancorp, Inc.
    Compensation Committee

    Lewis E. Springer II, Chairperson
    Brian D. Baird
    John Bisgrove, Jr.
    Peter J. Emerson
    Joseph P. Ganey
    Arthur A. Karpinski
    Edward D. Peterson

Performance Graph

  The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its common stock to (a) the cumulative return of the Nasdaq Stock Market (US Companies) index and to (b) the cumulative return of the Nasdaq Bank Stocks index. The graph and tabular explanation of the graph assume that $100 was invested on December 31, 1993 in each of Iroquois common stock, the Nasdaq Stock Market (US Companies) Index and the Nasdaq Stock Market Bank Stocks Index, and that all dividends were reinvested. The data was furnished by the Center for Research in Security Prices (CRSP).





                                   [GRAPH]


------------------------------------------------------------------------

                          1993    1994    1995    1996    1997    1998

------------------------------------------------------------------------

Iroquois Bancorp, Inc.  $100.0     99.6   164.6   209.8   322.9   269.7

------------------------------------------------------------------------

Nasdaq Stock Market
 (National Market -
 US Companies           $100.0     97.8   138.3   170.0   208.6   293.2

------------------------------------------------------------------------

Nasdaq Bank
 Stocks                 $100.0     99.6   148.4   148.4   328.0   324.9

------------------------------------------------------------------------

                             CERTAIN TRANSACTIONS

  From time to time, Cayuga Bank and The Homestead Savings (FA) make loans to their directors and officers and those of the Company, as well as to other companies and businesses with which directors of the Company and its subsidiaries may be affiliated. Included are loans that may be secured by a mortgage on the officer's or director's primary residence. All loans to directors and executive officers and to any affiliated business are specifically approved in writing by the lending institution's Board of Directors, and are made on substantially the same terms, including interest rates and collateral, as those for comparable transactions with other persons prevailing at the time, and do not involve more than the normal risk of collectability or present other unfavorable features.

                               ----------------

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has appointed the firm of KPMG LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification of such appointment by the shareholders of the Company. KPMG LLP, and its predecessors, have served as auditors of Cayuga Bank and the Company for more than 25 years. Representatives of KPMG LLP will be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1999.

                               ----------------

                 SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  All proposals of shareholders intended to be presented at the 2000 Annual Meeting of Shareholders must be received by the Company at the address on the cover of this proxy statement no later than December 2, 1999 in order to be included in the proxy statement and form of proxy for the 2000 Annual Meeting. All such proposals shall be subject to the requirements of the Securities and Exchange Commission adopted under the Securities Act of 1934, as amended. With respect to proposals not required to be included in the proxy statement under the rules of the Securities and Exchange Commission, management will be permitted to exercise discretionary voting power for all proxies and to vote against the proposal unless notice of such proposal is received by the Company at the address on the cover of this proxy statement no later than February 14, 2000.

                                 OTHER MATTERS

  As of this date, the Board of Directors does not know of any business to be brought before the Annual Meeting other than as specified above. If any other matters properly come before the Meeting, however, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their judgment on such matters.

  A copy of the Annual Report to Shareholders of the Company containing consolidated financial statements prepared in conformity with generally accepted accounting principles for the year ended December 31, 1998 accompany this proxy statement being mailed to shareholders and is incorporated by reference, and made a part of this proxy statement. Additional copies of the Annual Report to Shareholders may be obtained without charge from the Secretary of the Company, 115 Genesee Street, Auburn, New York 13021.

                                          By Order of the Board of Directors

                                          Kathleen A. Manley, Corporate
                                          Secretary

Auburn, New York
March 31, 1999

  The Company will furnish, without charge, to any record holder or beneficial owner of its common stock at any time after March 30, 1999 a copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-
K. Written requests should be directed to Iroquois Bancorp, Inc., to the attention of Kathleen A. Manley, 115 Genesee Street, Auburn, New York 13021.

                                                    APPENDIX TO PROXY STATEMENT

REVOCABLE                   IROQUOIS BANCORP, INC.
   PROXY                         COMMON STOCK

                 ANNUAL MEETING OF SHAREHOLDERS APRIL 29, 1999

  The undersigned holder of common stock of Iroquois Bancorp, Inc. hereby appoints Marianne R. O'Connor and Anthony Franceschelli and each of them his/her attorneys, agents and proxies to represent the undersigned and to vote and act upon the shares of common stock standing in the name of the undersigned which he/she would be entitled to vote if personally present, as specified below, at the Annual Meeting of Shareholders to be held on Thursday, April 29, 1999 at 10:00 a.m. or at any adjournment thereof, with full power of substitution and revocation.

                                    BALLOT

1. ELECTION OF DIRECTORS FOR THREE YEAR TERMS EXPIRING IN 2002

  [_] FOR all nominees listed below         [_] WITHHOLD AUTHORITY to vote
      (except as marked to the                  for all nominees listed
      contrary below)                           below

Class of 1999: Arthur A. Karpinski; Henry D. Morehouse. (Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below).
-------------------------------------------------------------------------------

2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS
  [_] FOR                [_] AGAINST             [_] ABSTAIN

3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                     (Signature on reverse side required)

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE OTHER SIDE OF THIS CARD. IF NO DIRECTION IS MADE, IT WILL BE VOTED FOR PROPOSALS 1 AND 2.

                                          Date: _______________________________

                                          Signed ______________________________

                                          (Name of shareholder should be
                                          signed exactly as it appears to the
                                          left) Please mark, sign, date and
                                          return this proxy card promptly in
                                          the enclosed postpaid envelope. This
                                          will save your Company the cost of a
                                          follow-up solicitation.